EXHIBIT 31.1
CERTIFICATION OF
PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER
PURSUANT TO SECTION 302(a) OF THE SARBANES-OXLEY ACT OF 2002

I, Israel Morgenstern, the President, Treasurer, and Director of World of Tea Inc. (“World of Tea”) certify that:

1.  I have reviewed this Quarterly Report on Form 10-QSB of World of Tea for the quarter ended September 30, 2007;

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.  Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of World of Tea as of, and for, the periods presented in this report;

4.  World of Tea’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for World of Tea and have:

a.  Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to World of Tea, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.  Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.  Evaluated the effectiveness of World of Tea’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.  Disclosed in this report any change in World of Tea's internal control over financial reporting that occurred during World of Tea's most recent fiscal quarter (World of Tea's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, World of Tea's internal control over financial reporting; and

5.  World of Tea's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to World of Tea's auditors and the audit committee of World of Tea's board of directors (or persons performing the equivalent functions):

a.  All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect World of Tea's ability to record, process, summarize and report financial information; and

b.  Any fraud, whether or not material, that involves management or other employees who have a significant role in World of Tea's internal control over financial reporting.

Date: November 6, 2007

Signature:	/s/ Israel Morgenstern

Name: Israel Morgenstern
Title: President, Treasurer, and Director
(Principal Executive, Financial,
and Accounting Officer)